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                                                                    Exhibit 10.5

                                               Special Investment Election Form
CB [LOGO] Richard Ellis
                                                      Deferred Compensation Plan
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This form only applies to participants in the Deferred Compensation Plan who (a)
are current employees of CB Richard Ellis or are current Independent Contractors of CB Richard Ellis who reside in the states of California, Illinois, New York or Washington, and (b) have vested common stock units on July 18, 2001, the date the shareholders at CB Richard Ellis Services, Inc. will vote on the "Going Private" transaction. Vested common stock units will include only common stock units acquired as a result of your compensation deferrals or 20% of the common stock units, if any, allocated to you, pursuant to the 1999 Company Match. This form does not apply to (a) former employees or Independent Contractors of CB Richard Ellis or current Independent Contractors not residing in California, Illinois, New York or Washington, or to (b) the 80% of the 1999 Company Match, which is not vested, or to any part of the common stock units allocated pursuant to the Retention or Recruitment Program.

Background

As a result of the pending "Going Private" transaction, each participant to whom this form applies will be credited with $16 for each vested common stock unit allocated to him or her on July 18, 2001. If you are such a participant, you may elect to have the credit applied in whole or in part as follows:

 .   To have allocated to you (based upon $16 per unit) common stock units each of which represents the right to receive one share of Class A Common Stock of CBRE Holding, Inc.;

 .   To have allocated to you one or more of the Mutual Fund Options/1/ available under the Insurance Fund. If you choose this alternative, the allocation will initially be to the money market Mutual Fund Option/l/. You may subsequently re-allocate your account balance by submitting an Investment Election Change Form (available from TBG Financial, (800) 824-0040);

 .   To have allocated to you an interest in the Interest Index Fund II.

Election

Specify (as a percentage of your total credits for common stock units) how you want these credits to be applied (check one or more boxes - your election will be effective only if the Going Private Transaction is completed):

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
    [_]  Common Stock Units*. I elect to have the following percent of my total
         credits allocated to new common stock units.                                      _________%
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    [_]  Insurance Fund. I elect to have the following percent of my total credits allocated to the Insurance Fund. I understand that such allocations will initially be allocated to the money market Mutual Fund Option/1/ until such time as I submit an Investment Election Change Form selecting other Mutual
         Fund Options/1/.                                                                  _________%
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    [_]  Interest Index Fund II*. I elect to have the following percent of my total
         credits allocated to the Interest Index Fund II.                                  _________%
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                                                                                           Total 100%
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/1/  These are not publicly traded mutual funds.

*    Investments in Common Stock Units and/or Interest Index Fund II may not
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     subsequently be re-allocated to the other fund options except as specifically provided in the Plan.

A registration statement relating to the stock of CBRE Holding has been filed with the Securities and Exchange Commission but has not yet become effective. The stock may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Form shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state. Until the Registration Statement is declared effective by the SEC, your elections will be regarded only as your indication of interest to receive an allocation of common stock units, each of which represents the right to receive one share of Class A common stock of CBRE Holding. After the Registration Statement is declared effective, you will receive a final prospectus relating to the offering of Class A common stock by CBRE Holding and will be notified by e-mail or fax and asked to confirm your elections with respect to the Deferred Compensation Plan. Following receipt of the prospectus you must confirm by e-mail or fax within 48 hours your elections that you have previously indicated on this form. If you confirm your indication of interest to receive an allocation of common stock units representing the right to receive shares of CBRE Holding Class A common stock, you will receive confirmation of such sale.

Complete & Sign Below (PLEASE PRINT OR TYPE)

I understand that if no election is on file, my entire credit will be deemed to be invested in Common Stock Units.

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

__________________________________________     ____________________________________       ____ / ____ / ____
   Participant's Last Name, First Name               Participant's Signature                     Date

___________________________________________________________                           _____ /_____ / ______
  Participant's Contact Telephone Number & Email Address                              Social Security Number
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   Please fax completed form to TBG Financial Document Center (310) 203-0740
  Questions: Call 800-0040 M - F between 6:00 a.m. and 7:00 p.m. Pacific Time

      Forms must be received by TBG Financial by 2:00 p.m. July 16, 2001
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